Exhibit 99.1

PRESS RELEASE

Investor Relations Contact:

Investor Relations

Embarcadero Technologies

Investor@Embarcadero.com

415/834-3131

EMBARCADERO TECHNOLOGIES ANNOUNCES RECORD TOTAL REVENUE FOR

THE THIRD QUARTER 2005

GAAP Operating Margin Reaches 21% as Income from Operations grows 252% over Prior Year Quarter

San Francisco, California – October 26, 2005 - Embarcadero Technologies, Inc. (Nasdaq: EMBT), a provider of data lifecycle management solutions, today announced results for its third quarter ended September 30, 2005.

Total revenues for the third quarter of 2005 were $14.8 million, a six percent increase as compared to the prior year’s third quarter results of $14 million. Net income and diluted net income per share under Generally Accepted Accounting Principles (GAAP) were $2.4 million and $0.09, respectively, for the third quarter of 2005, as compared to GAAP net income and diluted net income per share of $0.9 million and $0.03, respectively, for the third quarter ended September 30, 2004.

Non-GAAP net income and diluted net income per share were $2.5 million and $0.09, respectively, for the third quarter of 2005, as compared to non-GAAP net income and diluted net income per share of $2.0 million and $0.07, respectively, for the third quarter of 2004. Non-GAAP measurements are tax adjusted and exclude amortization of non-cash stock-based compensation, amortization of acquired technology (for the comparable period in 2004). A detailed reconciliation of GAAP to non-GAAP net income is provided in the attached financial statements.

“We’re pleased with our financial results for third quarter,” said Stephen Wong, chairman and chief executive officer of Embarcadero Technologies, “as the company demonstrated continuing progress in driving growth, higher profitability, and strong cash flow from operations. The company is in the midst of a strong product release cycle, which should help us build further momentum as we close out 2005.”

Cash flows from operations were $3.0 million for the three months ended September 30, 2005. Cash, cash equivalents, and short-term investments were $64.7 million at the quarter ended September 30, 2005. The Company purchased $1.1 million of its common stock in the quarter under its stock repurchase program. Total deferred revenues were $15.0 million at September 30, 2005, as compared to $14.7 million at December 31, 2004.

Embarcadero Announces Third Quarter 2005 Financial Results	2 of 6

Non-GAAP Financial Measurements

The non-GAAP measurements of operating and net income and net income per share exclude $224,000 of amortization of non-cash stock-based compensation and $10,000 of amortization of acquired technology in the third quarter of 2005 and $556,000 in amortization of acquired technology, $732,000 of amortization of non-cash stock-based compensation in the third quarter of 2004. The non-GAAP results assume a 32% tax provision rate. Embarcadero has previously provided these non-GAAP measurements in press releases reporting operating and net income and earnings per share because we believe these measurements provide a consistent basis for the comparison of data between quarters and are not influenced by changes in certain non-cash or non-recurring charges and are therefore useful to investors. The non-GAAP measurements should not be considered as an alternative to GAAP, and as such, they may not be comparable to information provided by other companies.

Other Corporate Matters

Raj P. Sabhlok, the Company’s former Chief Financial Officer, has been promoted to the position of Senior Vice President of Operations. Mr. Sabhlok, has served as the Company’s CFO since the Company’s initial public offering over five and a half years ago, helped Embarcadero grow from a private company to a leading provider of data lifecycle solutions. Now, as the Company focuses on building comprehensive data management solutions, Mr. Sabhlok will have responsibility to drive the Company’s corporate growth strategy. Prior to Embarcadero, Sabhlok spent five years at BMC Software as director of business development. Before joining BMC, Sabhlok held a number of technical, marketing, and sales management positions during his seven years at The Santa Cruz Operation. Sabhlok holds a B.A. in Mathematics from the University of California, Santa Cruz, and a M.B.A. from Duke University.

Michael Shahbazian has been appointed by the Company’s Board of Directors to serve as its Senior Vice President and Chief Financial Officer, effective October 20, 2005. Mr. Shahbazian brings over 30 years of diverse high technology experience, including CFO roles in public and private companies. Most recently, he was senior vice president and chief financial officer of Niku Corporation, which was acquired by Computer Associates. He also served as CFO of ANDA Networks, Inventa Technologies, and Walker Interactive. Prior to these roles, Mr. Shahbazian spent nearly 20 years with Amdahl Corporation in a variety of senior finance positions. Mr. Shahbazian holds a B.S. in Business from California State University, Fresno, and a M.B.A. from the University of Southern California, Los Angeles, California. Mr. Shahbazian also received inducement grants of an option to purchase 200,000 shares of the Company’s common stock at a price of $6.53 (the closing stock price on October 20, 2005) and 100,000 shares of restricted stock at a purchase price of $0.001 per share. Mr. Shahbazian’s option will vest over 4 years. One fourth of the total option amount shall vest on October 20, 2006. The remaining options shall vest pro-rata on a quarterly basis over the next 3 years in accordance with the Company’s stock option plan. Mr. Shahbazian’s restricted stock will vest over three years as follows: 37,500 shares on October 20, 2006, 18,750 shares on each of April 20, 2007 and October 20, 2007 and 12,500 shares on each of April 20, 2008 and October 20, 2008. The stock options and restricted stock shall become fully vested in the event of a change in control

Embarcadero Announces Third Quarter 2005 Financial Results	3 of 6

pursuant to a “double trigger” provision or “termination event” (where Mr. Shahbazian is not the CFO of the surviving public company).

Conference Call Information

Embarcadero will discuss its third quarter 2005 results, as well as provide business outlook for the fourth quarter of 2005, on a conference call and simultaneous Web-cast to be held today, October 26, 2005, at 2:00 PM Pacific Time. Those interested in participating may call (913) 981-5519. The Web-cast of this conference call, which will be available live as well as archived, can be accessed by all interested parties at the Embarcadero Technologies Web site, www.embarcadero.com, in the events calendar under “Investor Relations.”

About Embarcadero Technologies

Embarcadero Technologies, Inc. (Nasdaq: EMBT) is a provider of data lifecycle management solutions that help leading companies build, optimize, test, and manage their critical data, database, and application infrastructure. Nearly 11,000 customers, including 97 of the Fortune 100, rely on Embarcadero Technologies products to manage the explosive growth in data and ensure optimal performance of their complex, multi-platform applications and systems. Embarcadero Technologies is headquartered in San Francisco, CA. For more information, call 415/834-3131 or visit http://www.embarcadero.com.

Forward- Looking Statements

The statements in this press release that are not historical facts are forward-looking statements that involve risks and uncertainties, including risks associated with fluctuations in quarterly results and other risks identified in the Company’s periodic filings with the Securities and Exchange Commission including, but not limited to, those appearing under the caption “Risk Factors” in the Company’s most recent Quarterly Reports on Form 10-Q and the Annual Report on Form 10-K/A. Actual results, events, and performance may differ materially. Readers are cautioned not to place undue relevance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of anticipated events.

Embarcadero, the Embarcadero Technologies logos and all other Embarcadero Technologies product or service names are trademarks of Embarcadero Technologies, Inc. All other trademarks are property of their respective owners.

Embarcadero Announces Third Quarter 2005 Financial Results	4 of 6

Embarcadero Technologies, Inc.

GAAP Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three months ended September 30		Nine months ended September 30
	2005	2004 As restated	2005	2004 As restated
Revenues:
License	$7,136	$7,097	$19,737	$20,564
Maintenance	7,639	6,928	22,193	21,192

Total revenues	14,775	14,025	41,930	41,756

Cost of revenues:
License	232	283	696	705
Amortization of acquired technology and capitalized software	145	556	709	1,667
Maintenance	526	572	1,588	1,814

Total cost of revenues	903	1,411	2,993	4,186

Gross profit	13,872	12,614	38,937	37,570

Operating expenses:
Research and development	3,868	3,915	11,650	11,595
Sales and marketing	5,218	5,204	16,479	15,411
General and administrative	1,676	2,260	6,550	5,016
Restructuring and impairment charges	—	—	—	4,068
Litigation settlement charge, net	—	—	573	—

Total operating expenses	10,762	11,379	35,252	36,090

Income from operations	3,110	1,235	3,685	1,480
Other income, net	351	203	923	558

Income before provision for income taxes	3,461	1,438	4,608	2,038
Provision for income taxes	(1,106)	(559)	(1,491)	(351)

Net income	$2,355	$879	$3,117	$1,687

Net income per share:
Basic	$0.09	$0.03	$0.12	$0.06

Diluted	$0.09	$0.03	$0.11	$0.06

Shares used in per share calculation:
Basic	25,749	26,604	25,898	27,044

Diluted	27,087	28,078	27,290	28,778

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The following table summarizes the non-GAAP measures discussed in this press release and provides a reconciliation between GAAP and non-GAAP measures:

Embarcadero Technologies, Inc.

Non-GAAP Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

The following table reconciles non-GAAP net income to GAAP net income:

	Three months ended September 30		Nine months ended September 30
	2005	2004 As restated	2005	2004 As restated
GAAP net income and diluted earnings per share	$2,355	$879	$3,117	$1,687
Amortization of acquired technology	10	556	574	1,667
Non-cash stock-based compensation	224	732	1,224	1,436
Restructuring and impairment charges	—	—	—	4,068
Litigation settlement charge, net	—	—	573	—
Non-GAAP tax adjustments	(75)	(207)	(829)	(3,057)

Non-GAAP net income	$2,514	$1,960	$4,659	$5,801

Net income per share:
Basic	$0.10	$0.07	$0.18	$0.21

Diluted	$0.09	$0.07	$0.17	$0.20

Shares used in per share calculation:
Basic	25,749	26,604	25,898	27,044

Diluted	27,087	28,078	27,290	28,778

Embarcadero Announces Third Quarter 2005 Financial Results	6 of 6

Embarcadero Technologies, Inc.

Condensed Consolidated Balance Sheet

(in thousands)

(unaudited)

	September 30, 2005 (unaudited)	December 31, 2004 (1)
ASSETS
Current Assets:
Cash, cash equivalents and short-term investments	$64,715	$59,907
Trade accounts receivable, net	7,000	8,339
Prepaid expenses and other current assets	1,873	1,634
Deferred income taxes	546	732

Total current assets	74,134	70,612
Property and equipment, net	2,194	2,922
Goodwill	10,666	10,950
Deferred income taxes	4,110	3,967
Other assets, net	653	1,672

Total assets	$91,757	$90,123

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$633	$1,004
Accrued liabilities	6,247	5,167
Capital lease obligation	163	171
Deferred revenue	14,784	14,503

Total current liabilities	21,827	20,845
Long-term deferred revenue	194	199
Long-term capital lease obligation	126	238
Long-term restructuring and impairment accrual	1,235	1,747

Total liabilities	23,382	23,029
Stockholders’ Equity	68,375	67,094

Total liabilities and stockholders’ equity	$91,757	$90,123

(1)	The balance sheet as of December 31, 2004 has been derived from the audited consolidated financial statements at that date.